UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2024

Global Gas Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39819	85-1617911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

99 Wall Street, Suite 436
New York, New York	10005
(Address of principal executive offices)	(Zip Code)

(917) 327-0437

(Registrant’s telephone number,
including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HGAS	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	HGASW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 17, 2024, Global Gas Corporation (the “Company”) terminated its Chief Executive Officer, William Bennet Nance, Jr., for “Cause,” as defined in the Employment Agreement, dated as of May 14, 2023, as amended, between Mr. Nance and Global Hydrogen Energy LLC, a subsidiary of the Company (the “Employment Agreement”).

Pursuant to the Employment Agreement, on June 8, 2024, the Company sent Mr. Nance a notice (the “June 8th Notice”) enumerating acts or omissions committed by him constituting: (i) gross misconduct or gross negligence in the performance of Mr. Nance’s duties or responsibilities, which acts or omissions have or were reasonably expected to have an adverse effect on the Company Group (defined in the Employment Agreement); (ii) a breach of Mr. Nance’s fiduciary duty and duty of loyalty to the Company and the Company Group; and/or (iii) actions or omissions that have damaged or were reasonably expected to materially damage the financial condition, business, or reputation of the Company and/or the members of the Company Group. The Company provided Mr. Nance with thirty (30) days to cure acts or omissions enumerated in the notice that could be capable of being cured. On June 10, 2024, in response to the June 8th Notice, Mr. Nance notified (the “June 10th Notice”) the Company that he disagreed with all of the statements in the June 8th Notice. This rejection made clear that he had no intent to seek to cure any of the events within a cure period. Instead, Mr. Nance asserted that he was resigning for “Good Reason” as defined in the Employment Agreement no later than 45 days from the receipt of the June 10th Notice. Thereafter, Mr. Nance committed additional acts in violation of the Employment Agreement that constituted separate grounds supporting his termination under the Employment Agreement for “Cause”. Based on the foregoing, the Company has terminated Mr. Nance for “Cause.”

Pursuant to the Employment Agreement, Mr. Nance’s termination as an officer triggered his immediate and automatic resignation as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL GAS CORPORATION

Date: June 21, 2024	By:	/s/ Carter Glatt
	Name:	Carter Glatt
	Title:	Chairman of the Board

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